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                                                                    EXHIBIT 99.1

Press Release                            Source: Manhattan Pharmaceuticals, Inc.


MANHATTAN PHARMACEUTICALS, INC. RAISES $10 MILLION IN PRIVATE PLACEMENT

Monday November 10, 10:41 am ET

NEW YORK--(BUSINESS WIRE)--Nov. 10, 2003--Manhattan Pharmaceuticals, Inc. (MHTT.OB) announced today that it has completed a private placement of 1,000,000 shares of its newly-designated Series A Convertible Preferred Stock at a price of $10.00 per share, resulting in gross proceeds to the company of $10 million before payment of company expenses and commissions and expenses paid to the placement agents. Each share of Series A Convertible Preferred Stock is convertible at the holder's election into shares of the company's common stock at a conversion price of $1.10 per share and is automatically convertible by the Company into common shares upon the occurrence of certain events. The private placement was completed by Maxim Group, LLC, as placement agent, and Paramount Capital, Inc., each of New York.

Dr. Leonard Firestone, Manhattan's President and Chief Executive Officer, commented, "We are very excited about the successful completion of this financing, which will allow Manhattan to further the development of our lead compounds, oleoyl-estrone for the treatment of obesity, and propofol lingual spray for pre-procedural sedation."

The proceeds from the private placement will be used to fund clinical and non-clinical research and development, working capital and general corporate purposes. The securities were sold to accredited investors pursuant to exemptions under the Securities Act of 1933, as amended. The securities have not been registered under the Securities Act and may not be sold or offered in the United States absent registration under the Securities Act or an exemption from the registration requirements.

About Manhattan Pharmaceuticals, Inc.

Manhattan Pharmaceuticals, Inc. develops proprietary prescription drugs for large, underserved patient populations. For example, in view of the obesity epidemic, the Company is developing a novel therapeutic, oleoyl estrone, for weight loss. Oleoyl-estrone is an orally administered small molecule shown to cause significant weight loss without the need for dietary modifications, in extensive preclinical animal studies. In such studies, OE appears to be safe and effective with no evidence of rebound weight gain after treatment has been discontinued. OE may prove to be a safe and effective treatment for obesity, representing a significant advantage over currently available anti-obesity medications.

To meet the needs of other major yet underserved medical markets, while lowering development risks, Manhattan Pharmaceuticals, Inc. also combines FDA-approved drugs with novel delivery technologies and formulations. Manhattan Pharmaceuticals, Inc. is developing a convenient, proprietary lingual spray formulation of propofol, the world's best-selling general anesthetic, as a sedative-hypnotic prior to diagnostic and therapeutic procedures.

Based in New York City, Manhattan Pharmaceuticals, Inc. resulted from the February 2003 merger between Atlantic Technology Ventures, Inc. and Manhattan Research Development, Inc.

Forward Looking Safe Harbor Statement:
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies, the identification of lead compounds, the successful preclinical development thereof, the completion of clinical trials, the FDA review process and other governmental regulation, our pharmaceutical collaborator's ability to successfully develop and commercialize drug candidates, competition from other pharmaceutical companies, product pricing and third party reimbursement, and other factors described in our filings with the Securities and Exchange Commission.

Contact:
     Manhattan Pharmaceuticals, Inc., New York
     Investor Contact:
     Martine Gaujean-May, 212-554-4525

Source: Manhattan Pharmaceuticals, Inc.